February 5, 1999


To Our Stockholders:

At our Annual Meeting yesterday, three important issues were presented for stockholder consideration. Items 1 and 3, the election of Frederick R. Cronin as a director for three years and the approval of the State of Wisconsin Investment Board proposal, each received the votes of the requisite number of shares, a majority of those present and voting at the meeting.

Item 2 dealt with the 1979 Employee Stock Purchase Plan and required the vote of a majority of all shares outstanding, not just those present at the meeting. This threshold was not achieved notwithstanding those stockholders who did vote voted overwhelmingly for this item.

Characteristically, General DataComm receives stockholder votes that represent up to 90 percent of your Company's outstanding shares. Due to delays in mailing this year's proxy materials, only slightly over 50 percent of all outstanding shares of the Company were voted by the time of the annual meeting. Therefore, in order to ensure the widest stockholder representation and give each stockholder an opportunity to vote on Item 2, the Company will keep the polls open on this item until 4:00 P.M. local time, February 25, 1999 at Weisman Celler Spett & Modlin, P.C., 15th Floor, 445 Park Avenue, New York,
New York. Your immediate and positive vote is encouraged.

The Employee Stock Purchase Plan--the subject of outstanding Item 2--was designed to help GDC attract and retain highly qualified technical staff and other employees in the Company's very competitive business. Since this proposal adds 600,000 shares, it is an important incentive to our employees and, we hope you will vote for it if you have not already done so. Previously other similar proposals have been overwhelmingly approved by the Company's stockholders.

A new proxy card is enclosed in case you did not vote previously. We urge you to vote "FOR" the only remaining item and return it in the postage-paid envelope.

If you have any questions on how to execute your vote, please call our proxy solicitor, Morrow & Co., Inc. at 1-800-662-5200. Thank you for your cooperation.

Sincerely,

/S/ CHARLES P. JOHNSON
Charles P. Johnson
Chairman of the Board

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                       GENERAL DATACOMM INDUSTRIES, INC.

                    PROXY - Annual Meeting of Stockholders -

                                February 4, 1999

            Adjourned to 4:00 P.M., February 15, 1999 on Item 2 only

                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of
General DataComm Industries, Inc., hereby constitutes and appoints CHARLES P. JOHNSON, HOWARD S. MODLIN and GERALD GORDON, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at Weisman Celler Spett & Modlin, P.C. 15th Floor, 445 Park Avenue, New York, New York, on February 25, 1999 at 4:00 P.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

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(2)  FOR __ AGAINST __  ABSTAIN __ the proposal to add 600,000 shares to the Corporation's 1979 Employee Stock Purchase Plan.

(4) FOR __ AGAINST __ ABSTAIN __ in their discretion, to further adjourn the meeting or any adjournments thereof.

Unless you specify otherwise, this Proxy will be voted "FOR" the amendment to the 1979 Employee Stock Purchase Plan.

A majority of said attorneys and proxies, or their substitute at said meeting, or any adjournments thereof (or if only one (1), that one (1)) may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated December 14, 1998.

                         Dated: ______________________1999

                         ___________________________ (L.S.)
                          (Stockholder(s) Signature)

                         ____________________________ (L.S.)

NOTE: This Proxy, properly completed, dated and signed, should be returned immediately in the enclosed postage-paid envelope to GENERAL DATACOMM INDUSTRIES, INC.